Exhibit 99.01

Results of voting at the annual Meeting of FNB Bancorp shareholders held on June 17, 2015

Election of Nine Directors	Votes For	Votes Withheld

Lisa Angelot	2,729,926	14,911
Thomas C. McGraw	2,718,670	26,167
Thomas G. Atwood, D.D.S.	2,732,070	12,767
Ronald R. Barels, D.D.S.	2,732,180	12,657
Merrie Turner Lightner	2,235,662	509,175
Michael Pacelli	2,728,920	15,917
Edward J. Watson	2,235,468	509,369
Jim D. Black	2,232,736	512,101
Anthony J. Clifford	2,224,406	520,431

Ratification & approval of an amendment of
the FNB Bancorp 2008 Stock Option Plan
Votes For	Against	Abstain
2,092,882	539,916	112,039

Ratification of the appointment of Moss
Adams LLP as Independent
auditors for 2015
Votes for	Against	Abstain
3,585,174	6,945	3,602